SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2003 (November 19, 2003)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9753 (Commission File Number)	58-1563799 (IRS Employer Identification Number)

400 Perimeter Center Terrace, Suite 595, Atlanta, GA (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant's Telephone Number, including area code: (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On November 19, 2003 Georgia Gulf Corporation announced that it intends to offer $100 million of its senior notes due 2013. The senior notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, as more fully described in the press release filed as Exhibit 99.1 to this report and incorporated in this report by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c) Exhibits.

99.1     Press Release Dated November 19, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2003
Georgia Gulf Corporation

	By:	/s/ JOEL I. BEERMAN
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX
99.1  Press Release dated November 19, 2003